Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To:  Victor  Ebner  Enterprises,  Inc.

As independent certified public accountants, we hereby consent to the use in this Registration Statement, relating to 50,000 shares of common stock of Victor Ebner Enterprises, Inc. on Form S-4, of our report dated February 4, 2001 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


                          /s/  STEFANOU  &  COMPANY,  LLP
                          ------------------------------------
                               Stefanou  &  Company  LLP



McLean,  Virginia
February  13,  2001


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